Exhibit 10.1
NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
     NACCO Materials Handling Group, Inc. (the “Company”) does hereby amend and completely restate the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective April 24, 2009:
ARTICLE I — PREFACE
     Section 1.1. Effective Date. The original effective date of this Plan was February 10, 1993 and the Plan was previously amended and restated as of September 1, 2000, January 1, 2005 and December 1, 2007. The effective date of this amendment and restatement is April 24, 2009.
     Section 1.2. Purpose of the Plan. The purpose of this Plan is to provide for the continued deferral of certain frozen benefits.
     Section 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except where preempted by federal law.
     Section 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.
     Section 1.5. Application of Code Section 409A
          (a) As a result of the changes to the payment provisions of this Plan in accordance with the Code Section 409A transitional rules, none of Accounts are “grandfathered” under Code Section 409A         .
          (b) It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee to Participants or Beneficiaries any particular tax result with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.
     Section 1.6. Benefit Freeze/Plan Termination. All Excess Retirement Benefits under the Plan were frozen as of December 31, 2007; provided, however, that earnings shall continue to be credited on the Accounts after such date, as specified in the Plan. The Plan shall automatically terminate when the last Covered Employee receives a payment of his entire Account hereunder.
ARTICLE II — DEFINITIONS
     Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan (as it may be amended from time to time) and terms defined in the December 1, 2007 restatement of the Plan shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this restatement of the Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this restated Plan:
     Section 2.1. Account shall mean the record maintained by the Employer in accordance with Section 4.1 as the sum of the Participant’s Excess Retirement Benefits hereunder.
     Section 2.2. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VIII hereof.

     Section 2.3. Change in Control shall mean the occurrence of an event described in Appendix A hereto; provided that such occurrence occurs on or after January 1, 2008 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) or any successor or replacement thereto).
     Section 2.4. Company shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.
     Section 2.5. Covered Employee shall mean any Participant who, prior to December 31, 2007, is designated by the Company’s Compensation Committee as an actual or potential “covered employee” for purposes of Code Section 162(m) for the 2008 calendar year.
     Section 2.6. Employer shall mean the Company and NMHG Oregon, LLC.
     Section 2.7. Excess Retirement Benefit or Benefit shall mean a Participant’s Account balance as of April 24, 2009, plus interest thereon.
     Section 2.8. Fixed Income Fund shall mean the Vanguard Retirement Savings Trust IV investment fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor thereto.
     Section 2.9. Key Employee. Effective as of April 1, 2008, a Participant shall be classified as a Key Employee if he meets the following requirements:
(a)	The Participant, with respect to the Participant’s relationship with the Company and the Controlled Group Members. met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5)) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Section 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

(b)	The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

(c)	Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

     Section 2.10. Participant shall mean the Covered Employees who have Account balances hereunder.
     Section 2.11. Plan shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, as herein set forth or as duly amended.
     Section 2.12. Plan Administrator shall mean the Administrative Committee of the Profit Sharing Plan.
     Section 2.13. Plan Year shall mean the calendar year.
     Section 2.14. Profit Sharing Plan shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan or any successor thereto.
     Section 2.15. ROTCE Table Rate. ROTCE Table Rate shall mean the interest rate determined under the annual ROTCE Table that is adopted and approved by the Company’s Compensation Committee each Plan Year.
     Section 2.16. Termination of Employment means, with respect to any Participant’s relationship with the Company and the Controlled Group Members, a separation from service as defined in Code Section 409A (and the regulations or other guidance issued thereunder).
     Section 2.17. Valuation Date shall mean the last day of each calendar quarter and any other date chosen by the Plan Administrator.
ARTICLE III — EXCESS RETIREMENT BENEFITS — CALCULATION OF AMOUNT
     Section 3.1. Frozen Benefits. The Accounts of the Participants contain amounts that were allocated for 2007 and prior Plan Years. No additional amounts (other than earnings) shall be credited to these Accounts.
ARTICLE IV — ACCOUNTS
     Section 4.1. Participants’ Accounts. Each Employer shall establish and maintain on its books an Account for each Participant which shall contain the following entries:
          (a) Credits to the Accounts for amounts earned during 2007 and prior Plan Years.
          (b) Credits for the earnings described in Article V and the amounts described in Section 7.3.
          (c) Debits for any distributions made from the Accounts.
ARTICLE V — EARNINGS
     Section 5.1. Earnings.
          (a) In General.. Except as otherwise described in the Plan, for periods on and after January 1, 2008, at the end of each calendar month during a Plan Year through the end of the month prior to the payment date, the Accounts of the Covered Employees shall be credited with an amount determined by multiplying such Participant’s Account balance during such month by the blended rate earned during the prior month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE Table Rate determined for such Plan Year exceeds the rate credited under the preceding sentence to the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account (as defined in the December 1, 2007 restatement of the Plan), such Sub-Accounts shall retroactively be credited with the excess (if any) of (i) the amount determined under the preceding sentence over (ii) the amount determined by multiplying the Participant’s Sub-Account balance during each month of such Plan Year by the ROTCE Table Rate determined for such Plan Year, compounded monthly. This ROTCE Table Rate calculation shall be made during the month in which the Participant incurs a Termination of Employment and shall be based on the year-to-date ROTCE Table Rate for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by the Company. For any subsequent month following such Termination, such ROTCE calculation shall not apply.
     Section 5.2. Changes in/Limitations on Earnings Assumption.
          (a) The Company’s Compensation Committee may change (but, for periods prior to the last day of the month prior to the payment date, may not suspend) the earnings rate credited on Accounts under the Plan at any time.
          (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.
ARTICLE VI — VESTING
     Section 6.1. Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder.
ARTICLE VII — TIME AND FORM OF PAYMENT TO PARTICIPANTS
     Section 7.1. Time and Form of Payment.
          (a) Subject to Subsection (b) below and Section 7.2(c), a Participant who is employed on December 31, 2007 and who is a Covered Employee shall receive payment of the amounts allocated to his Account under the following rules: (X) his Account balance as of December 31, 2007 (after adjustment for the Excess Profit Sharing Benefit and ROTCE earnings for 2007) shall automatically be paid in the form of a single lump sum payment on the date of his Termination of Employment and (Y) the amount of earnings that is credited to his Account each Plan Year commencing on or after January 1, 2008, increased by 15%, shall automatically be paid in the form of annual lump sum payments during the period from January 1st through March 15th of the immediately following Plan Year. Notwithstanding the foregoing, during the Plan Year in which a Covered Employee receives a payment of his frozen Account balance, such Covered Employee shall also receive payment of the pro-rata earnings (and corresponding uplift) for such Plan Year at the same time he receives payment of such Account balance
          (b) Payment Rules in the Event of a Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all amounts allocated to the Accounts of all Participants shall be paid in the form of a lump sum payment during the period that is thirty days prior to, or within two (2) business days after, the date of the Change in Control, as determined by the Compensation Committee.
          (c) Withholding/Taxes. To the extent required by applicable law, the Employers shall withhold from the Excess Retirement Benefits hereunder any income, employment or other taxes required to be withheld therefrom by any governmental agency.
     Section 7.2. Other Payment Rules and Restrictions.
(a)	Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

(b)	Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary (but except as otherwise provided in Article XI), an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.
(c)	Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions to Key Employees made on account of a Termination of Employment may not be made before the 1st day of the seventh month following such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 9.5), (ii) a conflict of interest or (iii) the payment of FICA taxes (as specified in Subsection (e) below). Any amounts that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 30 days following the 1st day of the 7th month following Termination of Employment.
(d)	Time of Payment/Processing. Except as described in Sections 7.1(b) and 7.2(c), all payments under the Plan shall be made on, or within 90 days of, the specified payment date.
(e)	Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury Regulations issued thereunder, payments of Post-2004 Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (ii) to the extent necessary to pay the FICA taxes imposed on benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.
     Section 7.3. Additional Payments.
          (a) At the time described in clause (b) of this Section 7.3, the Company shall pay to each Participant who is a Covered Employees (i) an amount equal to the positive difference, if any, of I minus II (the “Income Tax Payment”), plus (ii) an additional amount such that, after payment by the Participant of all applicable federal, state and local income taxes and employment (e.g., FICA) taxes on the Income Tax Payment, the Participant will retain an amount equal to the Income Tax Payment (the “Gross-Up Payment”). For purposes of this Section 7.3:
I =	The Participant’s federal, state and local income tax and employment (e.g., FICA) tax liability with respect to the payment of the amounts described in Section 7.1(b)(ii)(X) (his “Frozen Account Balance”); and

II =	The amount of federal, state and local income tax employment (e.g., FICA) tax liability the Participant would have incurred with respect to the payment of the Participant’s Frozen Account Balance if the Frozen Account Balance had been paid to the Participant during the 2008 Plan Year.
     For purposes of calculating the amounts described in I and II above and determining the Gross-Up Payment, the Participant will be considered to pay (A) federal income taxes at the highest rate in effect in the applicable year and (B) state and local income taxes at the highest rate in effect in the state or locality in which the applicable payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes. All determinations required to be made under this Section 7.3 shall be made by the Company, after receiving applicable information from the Participant.
          (b) The payment described in paragraph (a) of this Section 7.3 shall be made at the same time as the payment described in Section 7.1(a)(X).

ARTICLE VIII — BENEFICIARIES
     Section 8.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant’s death. Separate Beneficiary designations may be made for each Sub-Account under the Plan (provided that a single Beneficiary must be designated for both the Excess 401(k) Sub-Account and the corresponding Excess Matching Sub-Account). In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess 401(k) Benefits, his Excess Matching Benefits and his Excess Profit Sharing Benefits shall be his beneficiary under the Profit Sharing Plan, and (b) the Beneficiary of a Participant for his Excess Deferral Benefits his LTIP Deferral Benefits and his Yale Short-Term Benefits shall be his surviving legal spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant’s Beneficiary unless the Participant’s designation specifically provided to the contrary. If two or more persons designated as a Participant’s Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant’s designation specifically provides for a different allocation.
     Section 8.2. Change in Beneficiary. Anything herein or in the Profit Sharing Plan to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Profit Sharing Plan. In other words, the Beneficiary hereunder need not be the same as under the Profit Sharing Plan. Any change in Beneficiary shall be made by giving written notice thereof to the Employer or Plan Administrator and any change shall be effective only if received prior to the death of the Participant.
     Section 8.3. Distributions to Beneficiaries.
          (a) Amount of Benefits. Excess Retirement Benefits payable to a Participant’s Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account of such Participant on the Valuation Date preceding the date of the distribution of the Sub-Account to the Beneficiary.
          (b) Time of Payment. Excess Retirement Benefits that are credited to the Account of a Participant as of his date of death shall be payable to the Participant’s Beneficiary in accordance with the rules described in Article VII.
          (c) Form of Payment. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment.
ARTICLE IX — MISCELLANEOUS
     Section 9.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.
     Section 9.2. Limitation on Rights of Participants and Beneficiaries — No Lien. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer. The amount standing to the credit of any Participant’s Sub-Account is purely notional and affects only the calculation of benefits payable to or in respect of him. It does not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.

     Section 9.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.
     Section 9.4. Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.
     Section 9.5. Assignment.
          (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.
          (b) Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order (“QDRO”) from a state domestic relations court which requires the payment of all or a part of a Participant’s or Beneficiary’s vested interest under this Plan to an “alternate payee” as defined in Code Section 414(p).
     Section 9.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
     Section 9.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.
ARTICLE X — ADMINISTRATION OF PLAN
     Section 10.1. Administration.
          (a) In General. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator’s determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 10.3 and 10.4 hereof.
          (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.
     Section 10.2. Regulations. The Plan Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 10.3 and 10.4 hereof, be final and binding on all persons.

     Section 10.3. Claims Procedures.
          (a) The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.
          (b) A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).
          (c) A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.1(a) above.
          (d) The Compensation Committee (or its delegate) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and, to the extent permitted by law, shall be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
     Section 10.4. Revocability of Action/Recovery. Any action taken by the Plan Administrator or the Compensation Committee (or its delegate) a with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him.
     Section 10.5. Amendment. The Company (with the approval or ratification of the Compensation Committee) may at any time prospectively or retroactively amend any or all of the provisions of this Plan for any reason whatsoever, except that, without the prior written consent of the affected Participant, no such amendment may (a) reduce the amount of any Participant’s vested Benefit as of the date of such amendment, (b) suspend the crediting of earnings on the balance of a Participant’s Account, until the last day of the month prior to the payment date of such Account or (c) alter the time of payment provisions described in Article VII of the Plan, except for any amendments that are required to bring such provisions into compliance with the requirements of Code Section 409A or that accelerate the time of payment in a manner permitted by Code Section 409A. Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

     Section 10.6. Termination.
          (a) This Plan will automatically terminate when the last Participant receives a payment of his entire Account balance hereunder. In addition, subject to Subsection (b), the Company (without the consent of any Employer but with the approval or ratification of the Compensation Committee), in its sole discretion, may terminate the remainder of this Plan at any time and for any reason whatsoever, except that, without the prior written consent of the affected Participant, no such termination may (i) adversely affect any Participant’s vested Benefit as of the date of such termination, (ii) suspend the crediting of earnings on the balance of a Participant’s Account, until the last day of the month prior to the payment date of such Account or (c) alter the time of payment provisions described in Article VII of the Plan, except for changes that are required to bring such provisions into compliance with the requirements of Code Section 409A or that accelerate the time of payment in a manner permitted by Code Section 409A. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants.
          (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants’ Excess Retirement Benefits but only to the extent such change is permitted by Code Section 409A and Treasury Regulations or other guidance issued thereunder.
ARTICLE XI — ADOPTION BY OTHER EMPLOYERS, TRANSFERS AND GUARANTEES
     Section 11.1. In general. The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.
     Section 11.2. Adoption of Plan by other Employers/Withdrawal.
          (a) Any Controlled Group Member may adopt the Plan with the written consent of the Company (with the approval or ratification of the Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.
          (b) Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter (i) ceases to exist, (ii) ceases to be a Controlled Group Member or (iii) withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder.
          (c) Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 10.6, treating the Employer as if it were the Company.
     Section 11.3. Expenses. The expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

     Section 11.4. Liability for Payment/Transfers of Employment.
          (a) Subject to the provisions of Subsections (b) and (c) hereof, each Employer shall be solely liable for the payment of the Excess Retirement Benefits which are payable hereunder to or on behalf of its Employees.
          (b) Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant’s employment with more than one Employer the following provisions shall apply:
          (i) Upon a transfer of employment, the Participant’s Account shall be transferred from the prior Employer to the new Employer and interest shall continue to be credited to the Account following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 11.4(b)(ii)(3), the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant’s Account hereunder; and
          (ii) Notwithstanding the provisions of clause (i), (1) each Employer shall be solely liable for the payment of the amounts credited to a Participant’s Account which were earned by the Participant while he was employed by that Employer; (2) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant’s distribution; (3) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the payment date specified in Section 7.5(c)); and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer’s allocable share of the Participant’s distribution.
          (c) Notwithstanding the foregoing, in the event that NMHG Oregon, LLC is unable or refuses to satisfy its obligations hereunder with respect to the payment of Excess Retirement Benefits to its Employees, the Company (unless it is insolvent) shall guarantee and be responsible for the payment thereof.
EXECUTED, this 24th day of April, 2009.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ Kenneth C. Schilling
Title: Vice President and Chief Financial Officer

      Appendix A. Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence occurs on or after January 1, 2008 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
I.	i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

	ii.	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II.	i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:
(A)	directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B)	by any Person pursuant to an Excluded NACCO Business Combination (as defined below);
provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):
(A)	the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B)	at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.
III. Definitions. The following terms as used herein shall be defined as follow:
1.	“Incumbent Directors” means the individuals who, as of December 31, 2007, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2.	“Permitted Holders” shall mean, collectively, (i) the parties to the Stockholders’ Agreement, dated as of March 15, 1990, as amended from time to time, by and among National City Bank, (Cleveland, Ohio), as depository, the Participating Stockholders (as defined therein) and NACCO; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3.	“Related Company” means NMHG Holding Co. and its successors (“NMHG”), any direct or indirect subsidiary of NMHG and any entity that directly or indirectly controls NMHG.